Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	David M. Findlay
Executive Vice President-
Administration and
Chief Financial Officer
(574) 267-9197

LAKE CITY BANK PARENT ANNOUNCES CASH DIVIDEND INCREASE AND STOCK SPLIT

Warsaw, Indiana (April 11, 2006) – Lakeland Financial Corporation (Nasdaq/LKFN) announced today that its Board of Directors voted to increase the quarterly dividend on its common stock by $0.02 per share, or 9 percent, to $0.25 per share. At the same time, the Board of Directors also authorized a 2-for-1 stock split.

The cash dividend is payable on April 28, 2006, to stockholders of record on April 21, 2006 and the stock split will be effective with a pay date of April 28, 2006, for stockholders of record as of April 21, 2006. The cash dividend will be paid on the number of shares outstanding prior to the stock split. On a split-adjusted basis, the new quarterly dividend rate will be $0.125 per share.

Michael L. Kubacki, Chairman, President and Chief Executive Officer, commented on the activity, “After an 18th consecutive year of record earnings in 2005, and with a positive outlook for the future, we are pleased to increase our quarterly dividend. In addition, the strong price appreciation of that our stock has experienced over the past several years makes it appropriate to split our stock. Since year end 2000, our stock price has increased from $12.50 to $45.76 on April 10, 2006, an increase of more than 265%.”

Kubacki added, “Our supportive shareholder base contributes to our ongoing success and we are proud to be able to reward our shareholders for the support.”

Lakeland Financial Corporation is a $1.6 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank serves Northern Indiana with 43 branches located in the following Indiana counties: Kosciusko, Elkhart, Allen, St. Joseph, DeKalb, Fulton, Huntington, LaGrange, Marshall, Noble, Pulaski and Whitley.

Lakeland Financial Corporation may be accessed on its home page at www.lakecitybank.com. The Company’s common stock is traded on the Nasdaq Stock Market under "LKFN". Market makers in Lakeland Financial Corporation common shares include Citadel Derivatives Group, LLC, Citigroup Global Market Holdings, Inc., E*Trade Capital Markets LLC, FTN Midwest Securities Corp., Goldman Sachs & Company, Hill, Thompson, Magid & Co., Howe Barnes Investments, Inc., Keefe, Bruyette & Woods, Inc., Knight Equity Markets, L.P., Lehman Brothers Inc., Morgan Stanley & Co., Inc., Stifel Nicolaus & Company, Inc., Susquehanna Capital Group, UBS Capital Markets L.P., and UBS Securities LLC.

This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist attacks, acts of war or threats thereof and the response of the United States to any such attacks and threats; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.